Exhibit 4.3













                      STOCKHOLDERS' AGREEMENT




                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And

            FIRST RESERVE FUND VII, LIMITED PARTNERSHIP
            FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP


                           July 15, 1999

                      STOCKHOLDERS' AGREEMENT

     This Stockholders' Agreement (this "Agreement") is entered into this 15th day of July, 1999, is by and among Superior Energy Services, Inc., a Delaware corporation ("Superior"), and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership, and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (each a "First Reserve Fund" and, collectively, the "First Reserve Funds").

                        W I T N E S S E T H

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April 20, 1999 entered into by and among, INTER ALIA, the First Reserve Funds and Superior, each of the First Reserve Funds received upon consummation of the Merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal Holding Corp. owned by it; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the First Reserve Group's (as defined below) acquisition and ownership of Superior Securities.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                             ARTICLE 1
                           Defined Terms

     Section 1.1 DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Affiliate" shall have the respective meanings assigned thereto in Rule 405 as presently promulgated under the Securities Act.

     "beneficial ownership" and "group" shall have the respective meanings assigned thereto in Rules 13d-3 and 13d-5 as presently promulgated under the Exchange Act.

     "Board" means the Board of Directors of Superior.

     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Director" means any member of the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First Reserve Group" means, collectively, the First Reserve Funds and their respective Affiliates; provided, however, that a Person shall not be deemed a member of the First Reserve Group if the only reason that such Person would be deemed an Affiliate of the First Reserve Funds is because it is (a) a limited partner of either or both of the First Reserve Funds,
(b) an operating company in which either or both of the First Reserve Funds (and/or any other fund or funds similar to the First Reserve Funds that is controlled by, controlling or under common control with the First Reserve Funds) have an investment, but in which the First Reserve Funds and such other funds do not, in the aggregate (i) have at least a majority of the voting power (defined in a manner consistent with the definition of Voting Power set forth herein with respect to Superior) of the securities of such operating company, or (ii) the contractual right to designate at least a majority of the members of the board of directors (or similar governing body) of such operating company, or (c) an Affiliate of an operating company described in clause (b) who is not otherwise an Affiliate of the First Reserve Group.

     "Fund Directors" shall have the meaning assigned to it in Section 2.1(b) hereof.

     "Independent Director" means, at any time, any Director who both (a) would qualify as an "independent director" within the meaning given to such term under the rules of the principal securities exchange or market on which the Common Stock is then listed or admitted for trading and (b) is not an Affiliate of either Superior or the First Reserve Funds (other than solely as the result of being a director of Superior).

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated the date hereof among Superior and the First Reserve Funds, as amended, modified or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Superior Securities" means, collectively, the Common Stock and any class or series of Superior's preferred stock, and any other securities, warrants or options or rights of any nature (whether or not issued by Superior) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of common stock, or any class or series of Superior preferred stock that is entitled to vote generally for the election of directors or otherwise.

     "Termination Date" means July 15, 2009.

     "Voting Power" means, at, any measurement date, the total number of votes that could have been cast in an election of directors of Superior had a meeting of the stockholders of Superior been duly held based upon a record date as of the measurement date if all Superior Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

     Section 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                             ARTICLE 2
                    Board of Directors; Voting

     Section 2.1 ELECTION OF DIRECTORS. Each of the First Reserve Funds hereby agrees that it shall vote all of the Superior Securities over which it has voting control and shall take, and cause all other members of the First Reserve Group to take, all other necessary or desirable actions within its control (whether in its capacity as a stockholder or otherwise) in order to cause the following:

     (a)  The Board shall at all times consist of six Directors.

     (b) The election to the Board of: (i) two designees of the First Reserve Funds (the designees of the First Reserve Funds are collectively referred to as the "Fund Directors"); (ii) two designees of the First Reserve Funds who are Independent Directors and acceptable to the Board as evidenced by a majority vote of the Board; (iii) Superior's Chief Executive Officer; and
          (iv) subject to the provisions of Section 2.1(c), such number of Independent Directors as may be designated from time to time by a majority vote of the Board in order to complete the Board and fill any vacancies as contemplated by this Section 2.1(b); provided, however, that if at any time (A) the First Reserve Funds cease to beneficially own, in the aggregate, at least 15% of the Voting Power, the First Reserve Funds shall cease to have the right to designate any Independent Directors pursuant to
          Section 2.1(b)(ii) and (B) the First Reserve Funds cease to beneficially own, in the aggregate, at least 5% of the Voting Power, unless the Board otherwise consents, all of the Fund Directors shall immediately resign.

     (c) The reelection to the Board at the first annual meeting of the stockholders that is held after the date of this Agreement of one incumbent Director to be designated by Superior's Chief Executive Officer, which Director will serve in lieu of one of the
          Independent Directors to be elected pursuant to Section 2.1(b)(iv) until the termination of such Director's term at the second annual meeting of Superior's stockholders.

     (d) In the event that any Director designated pursuant to Section 2.1(b) for any reason ceases to serve as a member of the Board during his term of office, the Person or Persons who previously designated such Director pursuant to Section 2.1(b) shall be entitled to designate a successor Director to fill the vacancy created thereby on the terms and subject to the conditions of this Section 2.1. If and to the extent that the remaining members of the Board are entitled to fill vacancies on the Board, upon the occurrence of any vacancy, the Board will promptly take any actions necessary to fill such vacancies in accordance with the foregoing provision.

     (e) The First Reserve Funds shall cause their designees on the Board to take all necessary or appropriate action to assist in the nomination for election as Directors of such other nominees as may be selected in accordance with Section 2.1(b), and the First Reserve Funds shall vote, and cause all Superior Securities beneficially owned by any member of the First Reserve Group to be voted, for the election of such other nominees as well as for the election of all nominees of the First Reserve Group designated by them pursuant to Section 2.1(b).

     Section 2.2 SUPERIOR ACTIONS. Superior hereby agrees to take all necessary or appropriate action to assist in the nomination for election as Directors the person or persons designated pursuant to the provisions of
Section 2.1. Superior hereby agrees not to take any action inconsistent with the provisions of Section 2.1. Superior shall vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary. Superior's Board shall recommend that its stockholders vote in favor of such nominees, and shall use reasonable best efforts to solicit from its stockholders proxies voted in favor of such nominees.

                             ARTICLE 3
            Acquisition and Sale of Superior Securities

     Section 3.1 SUPERIOR SECURITIES. The First Reserve Funds covenant and agree with Superior that except for the Superior Securities acquired pursuant to the Merger Agreement, no member of the First Reserve Group shall, directly or indirectly, acquire any Superior Securities, if the effect of such acquisition, agreement or other action would be to increase the aggregate beneficial ownership of Superior Securities by the First Reserve Group (without considering the Superior Securities acquired by the First Reserve Group pursuant to the Merger Agreement and any Superior Securities issued pursuant to a stock split, stock dividend or recapitalization with respect to such Superior Securities) to 10% or more of either the Voting Power or the number of outstanding shares of any class or series of Superior Securities.

     Section 3.2 DISTRIBUTION OF SUPERIOR SECURITIES. Each of the First Reserve Funds covenants that it shall not, and that it shall cause each other member of the First Reserve Group not to, directly or indirectly, sell, transfer any beneficial interest in, or beneficial ownership of, pledge, hypothecate or otherwise dispose of any Superior Securities, except by conversion, exchange or exercise of such Superior Securities pursuant to their terms in a manner not otherwise in violation of Section 3.1 or pursuant to:

          (a) a bona fide pledge of or the granting of a security interest or any other lien or encumbrance in such Superior Securities to a lender that is not a member of the First Reserve Group to secure a bona fide loan for money borrowed made to one or more members of the First Reserve Group, the foreclosure of such pledge or security interest or any other lien or encumbrance that may be placed involuntarily upon any Superior Securities, or the subsequent sale or other disposition of such Superior Securities by such lender or its agent;

          (b) a transfer, assignment, sale or disposition of such Superior Securities to another member of the First Reserve Group that has signed this Agreement;

          (c) a distribution of Superior Securities to any partner of a First Reserve Fund; provided that any distributee that is a member of the First Reserve Group has signed this Agreement; and provided, further that any arrangements coordinated or initiated by or on behalf of a First Reserve Fund to assist its limited partners in the sale of Superior Securities distributed to them must comply with the provisions of this
Section 3.2;

          (d)  sales  in  public  offerings registered under the Securities
Act;

          (e) sales effected in compliance with the provisions of Rule 144 under the Securities Act;

          (f)  other privately negotiated sales of Superior Securities;

          (g) upon consummation of or otherwise in connection with a business combination or similar transaction involving Superior that is approved by the Board; or

          (h)  sales provided for in Section 3.6.

Notwithstanding anything to the contrary in this Section 3.2, in effecting any sale, transfer of any beneficial interest in or other disposition of Superior Securities pursuant to Sections 3.2 (c) and (f), above, the members of the First Reserve Group selling, transferring or disposing such Superior Securities shall, unless the Board consents otherwise, use their reasonable best efforts to refrain from knowingly selling, transferring or disposing of such number of Superior Securities as represent either the right to acquire or ownership of 5% or more of the Voting Power to any one Person or group of Persons.

     Section 3.3 PROXY SOLICITATIONS. As a stockholder, the First Reserve Group shall vote or cause to be voted all Superior Securities of which any member of the First Reserve Group is the beneficial owner with respect to each matter submitted to Superior's stockholders providing for, involving, expected to facilitate or that could reasonably be expected to result in a business combination or other change in control of Superior that has not been approved by the Board (including without limitation the election or removal of one or more Superior directors or one or more nominees for director proposed by the Board), in the manner recommended by the Board.

     Section 3.4 GROUPS. Each of the First Reserve Funds covenants that it shall not, and that no other member of the First Reserve Group shall, join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of any Superior Securities, other than the First Reserve Group itself.

     Section 3.5 TAKEOVER OFFERS. Each of the First Reserve Funds covenants that it shall not, and that no other member of the First Reserve Group shall, directly or indirectly advise, assist, act as a financing source for or otherwise invest in any other Person in connection with a transaction or group of transactions that would result in a change of control of Superior (as such term is defined in Superior's 1999 Stock Incentive Plan), publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or initiate, induce or attempt to induce any other Person to initiate any proposal that can reasonably be expected to result in a change of control of Superior. Subject to compliance with this Section 3.5, on and after the eleventh business day after commencement of a tender or exchange offer made by a Person who is not a member of the First Reserve Group for outstanding Superior Securities (a "Qualifying Offer"), any member of the First Reserve Group may tender or exchange any Superior Securities beneficially owned by it pursuant to such Qualifying Offer, provided the Qualifying Offer shall have been approved, or not opposed, by the Board. If a Qualifying Offer is opposed by the Board, then, from and after the eleventh business day after commencement of such Qualifying Offer, any member of the First Reserve Group may tender or exchange shares of Superior Securities pursuant to such Qualifying Offer only if (i) no tender or exchange of, or indication of an intention to tender or exchange, Superior Securities is made by any member of the First Reserve Group earlier than 24 hours prior to the expiration of any time after which Superior Securities tendered may be treated less favorably than other Superior Securities tendered or exchanged prior thereto, and (ii) a binding agreement is reached with the bidder or offeror prior to any tender or exchange specifying that only such number of Superior Securities submitted for tender or exchange shall be accepted by the bidder or offeror as are equal to (A) the percentage of such Superior Securities not beneficially owned by the First Reserve Group that have been tendered or exchanged, multiplied by (B) the total number of such Superior Securities beneficially owned by the member of the First Reserve Group. Notwithstanding the foregoing, the provisions of this Section 3.5 shall terminate upon the earlier of the fifth anniversary of this Agreement or such time as the First Reserve Group beneficially owns less than 15% of the Voting Power.

     Section 3.6 LIMITATION ON COVENANTS. Notwithstanding any provision to the contrary in this Agreement, during any period that any person designated by the First Reserve Funds to serve as a Director in accordance with the provisions of Section 2.1(b) is not serving as a Director as a result of the failure of Superior or the Board to comply with the terms of this Agreement, or if any such designee is not elected by the stockholders (and Section 2.1(b) is complied with), then the covenants set forth in this Article 3 shall cease to be effective during such period; provided, however, that if a person designated by the First Reserve Funds ceases to be a Director by reason of death or resignation, then the provisions of this Section 3.6 shall not apply if the Board appoints First Reserve Funds' designated replacement to fill an such vacancy within 15 business days after Superior receives notice of such designation. The provisions of this Section 3.6 shall be in addition to any other remedies that the First Reserve Funds may have in connection with a breach of the provisions of Article 2 hereof.

                             ARTICLE 4
                  Legend And Stop Transfer Order

     Section  4.1      LEGEND  AND  STOP  TRANSFER  ORDER.   To  assist  in
effectuating the provisions of this Agreement, the First Reserve Funds hereby consent: (a) to the placement, on certificates issued with respect to the shares of Common Stock issued to them pursuant to the Merger Agreement or otherwise promptly after any Superior Securities become subject to the provisions of this Agreement, of the following legend on all certificates representing ownership of Superior Securities owned of record by any member of the First Reserve Group or by any Person where a member of the First Reserve Group is the beneficial owner thereof, until such shares are sold, transferred or disposed in a manner permitted hereby to a Person who is not then a member of the First Reserve Group:

          The shares represented by this certificate are subject to the provisions of an Agreement among, inter alia, Superior Energy Services, Inc. and First Reserve Fund VII, Limited Partnership, and First Reserve Fund VIII, Limited Partnership, and may not be voted, sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. Copies of the Agreement are on file at the office of the Corporate Secretary of Superior Energy Services, Inc.

;and (b) to the entry of stop transfer orders with the transfer agent or agents of Superior Securities against the transfer of Superior Securities except in compliance with the requirements of this Agreement, or if Superior acts as its own transfer agent with respect to any Superior Securities, to the refusal by Superior to transfer any such securities except in compliance with the requirements of this Agreement. Superior agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Superior Securities being made to a Person who is not then a member of the First Reserve Group in compliance with the provisions of this Agreement.

                             ARTICLE 5
                           Miscellaneous

     Section 5.1 TERMINATION. Except as provided in this Section 5.1, the respective covenants and agreements of the First Reserve Funds and Superior contained in this Agreement will continue in full force and effect until the earliest to occur of either of the following: (i) the Termination Date, or (ii) the sale or other disposition in accordance with this Agreement by the First Reserve Group of such number of Superior Securities such that, solely as a result of such sale or other disposition, the First Reserve Group beneficially owns in the aggregate Superior
Securities representing less than 5% of the Voting Power. Upon any termination of this Agreement pursuant to this Section 5.1 all of the obligations of Superior and the First Reserve Funds hereunder shall terminate.

     Section 5.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5.2) shall be as set forth opposite each party's name on the signature page hereof.

     Section 5.3 WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and the holders of a majority of the Superior Securities held by the First Reserve Funds or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other agreement between the parties) as to which there is no breach.

     Section 5.4 SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

     Section 5.5 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

     Section 5.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to the conflict of laws principles of such state.

     Section 5.7 SUCCESSORS AND ASSIGNS. Subject to Section 4, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.





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     IN WITNESS WHEREOF,  this  Agreement  has been executed as of the date first above written.

Address:                      SUPERIOR ENERGY SERVICES, INC.

1105 Peters Road
Harvey, Louisiana 70058            By:  /S/ TERENCE E. HALL
Attn: Terence E. Hall                      Terence E. Hall
Fax: 504-362-1818                             President


Address:                      FIRST RESERVE FUND VII, LIMITED
600 Travis, Suite 6000         PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill            By:  First Reserve GP VII, L.P., its
Fax: 713-224-0771                  General Partner
Attn: Ben A. Guill
                                   By: First Reserve Corporation, its
                                       General Partner

                                   By:    /S/ BEN A. GUILL
                                              Ben A. Guill
                                                President



                              FIRST RESERVE FUND VIII, LIMITED
                               PARTNERSHIP

                              By:  First Reserve GP VIII, L.P., its
                                   General Partner

                                   By: First Reserve Corporation, its
                                       General Partner

                                   By:    /S/ BEN A. GUILL
                                              Ben A. Guill
                                                President